EXHIBIT 23





                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




Tubby's, Inc. and Subsidiaries
Sterling Heights, Michigan


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statement (Form S-8) of Tubby's Inc. of our report dated January 19, 1996, relating to the consolidated financial statements of Tubby's, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended November 30, 1995.






BDO Seidman, LLP




Troy, Michigan
February 27, 1996